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                                                                    EXHIBIT 99.1

                 Syntel Reports Results for Second Quarter 2004

Second Quarter Highlights:

   -        Revenue of $45.8M
   -        Gross margin of 42.8%
   -        EPS of $0.23 per diluted share
   -        Cash and Marketable Securities of $149.4M


TROY, Mich. -- July 22, 2004--Syntel, Inc., a global information technology services firm, today announced financial results for the second quarter ended June 30, 2004.

Syntel's total revenue for the second quarter was $45.8 million, compared to $43.9 million in the prior-year period and $45.1 million in the first quarter of 2004. The gross margin was 42.8 percent in the second quarter of 2004, compared to 45.0 percent in the prior-year period. Utilization levels were 76 percent in the second quarter, as compared to 83 percent in the prior-year quarter as hiring and training of resources continued. The gross margin was 42.1 percent in the first quarter of 2004.

During the second quarter, Syntel's core focus area of Applications Outsourcing accounted for 74.9 percent of total revenue, with e-Business contributing 17.5 percent, Team Sourcing at 6.7 percent and Business Process Outsourcing (BPO) just below one percent.

The Company's Selling General and Administrative (SGA) expenses were 19.2 percent in the second quarter of 2004, compared to 14.8 percent in the prior-year period and 19.6 percent in the first quarter of 2004. As previously reported during the second quarter of 2003, the Company had reversed $0.8 million of accruals related to overdue debts and released reserves of $0.5 million relating to legal costs.

Syntel's income from operations was 23.5 percent in the second quarter, compared to 30.2 percent in the prior-year period and 22.5 percent in the first quarter of 2004.

Syntel's income tax rate was 15.6 percent in the second quarter of 2004, compared to 27.1 percent in the prior-year period and 16.5 percent in the first quarter of 2004. As discussed in the previous quarter, the tax rate continues to be positively impacted by the combined effects of offshore transition and reduced onsite profitability. In addition, during the second quarter of 2004, the provision for income tax was reduced by an R&D tax credit which had a positive impact of $0.5 million on taxes and a $0.01 impact on EPS.

Net income for the second quarter was $9.4 million or $0.23 per diluted share, compared to $10.3 million or $0.25 per diluted share in the prior-year period, and $9.3 million or $0.23 per diluted share in the first quarter of 2004.

During the second quarter of 2004, Syntel added six new corporate clients to its roster and launched 81 new engagements. At the end of the second quarter, Syntel's "hunting licenses" or preferred partnership agreements with Global 2000 corporations totaled 59.

Global headcount grew to 4,054 in the second quarter of 2004, compared to 3,956 in the first quarter of 2004. Billable headcount in Q2 was 2,748. Utilization during the second quarter was 98 percent domestically and 63 percent offshore.



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Syntel's financial position and cash generation remain very strong. The Company ended the second quarter with $149.4 million in cash and marketable securities. The Company remains debt-free.

REVISED OUTLOOK

While Syntel is making progress in adding new corporate clients, enhancing our infrastructure and investing in sales & marketing activities, the timing of the revenue ramp continues to present a challenge. As a result, the Company is revising full-year guidance for 2004. The Company currently expects revenue in the range of $180M to $185M and EPS between $0.84 and $0.88 for the full-year 2004.

SYNTEL TO HOST CONFERENCE CALL

Syntel will discuss its second quarter performance today on a conference call at 10:00 a.m. (Eastern). To listen to the call, please dial (888) 689-9220. The call will also be broadcast live via the Internet at Syntel's web site: www.syntelinc.com under the "Investor Relations" section. Please go to the web site at least 15 minutes prior to call start time to register and download any necessary audio software. A replay will be made available by calling (800) 642-1687 and entering "8461251" beginning at 1 p.m. (Eastern) on July 22, 2004 through midnight (Eastern) on July 28, 2004.

Balance sheet and income statement to follow.


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                          SYNTEL, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                      (in thousands, except per share data)




                                                                         3 MONTHS                          6 MONTHS
                                                                       ENDED JUNE 30                     ENDED JUNE 30
                                                                 ------------------------          ------------------------
                                                                    2004             2003             2004             2003
                                                                    ----             ----             ----             ----

Net Revenue                                                      $45,846          $43,915          $90,935          $87,993
Cost of revenues                                                  26,234           24,156           52,319           49,236
                                                                 -------          -------          -------          -------
Gross profit                                                      19,612           19,759           38,616           38,757
Selling, general and administrative expenses                       8,822            6,509           17,661           14,398

                                                                 -------          -------          -------          -------
Income from operations                                            10,790           13,250           20,955           24,359

Other income, principally interest                                   357              845            1,353            1,460
                                                                 -------          -------          -------          -------

Income before income taxes                                        11,147           14,095           22,308           25,819

Provision for income tax                                           1,742            3,821            3,581            7,168
                                                                 -------          -------          -------          -------

Net income before loss from equity investment                      9,405           10,274           18,727           18,651

Loss from equity investment                                            0               22                0               47
                                                                 -------          -------          -------          -------

Net income                                                       $ 9,405          $10,252          $18,727          $18,604
                                                                 =======          =======          =======          =======

Dividend per share                                               $  0.06          $    --          $  0.12          $    --

EARNINGS PER SHARE
      Basic                                                      $  0.23          $  0.26          $  0.47          $  0.47
      Diluted                                                    $  0.23          $  0.25          $  0.46          $  0.46

      Weighted average common shares outstanding :

      Basic                                                       40,259           39,470           40,190           39,358
                                                                 =======          =======          =======          =======

      Diluted                                                     40,510           40,638           40,562           40,566
                                                                 =======          =======          =======          =======




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                          SYNTEL, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (in thousands)



                                                                                     June, 30       December 31,
                                                                                       2004             2003
                                                                                     ----------     -------------
                                     ASSETS
Current assets:
     Cash and cash equivalents                                                         $100,183          $110,699
     Short Term Investments, principally marketable securities                           49,187            26,137
     Accounts receivable, net of allowances of $827 and $809 at June
     30, 2004 and December 31, 2003 respectively                                         28,394            25,828
     Revenue earned in excess of billings                                                 6,597             6,601
     Deferred income taxes and other current assets                                       5,560             5,617
                                                                                     ----------     -------------

          Total current assets                                                          189,921           174,882

Property and equipment                                                                   27,921            25,617
     Less Accumulated depreciation                                                       19,618            18,502
                                                                                     ----------     -------------

          Property and equipment, net                                                     8,303             7,115

Goodwill                                                                                    906               906

Deferred income taxes and other noncurrent assets                                         3,463             3,178
                                                                                     ----------     -------------

                                                                                       $202,593          $186,081
                                                                                     ==========     =============

                                   LIABILITIES

Current liabilities:
     Accrued payroll and related costs                                                 $ 12,270          $ 11,851
     Income taxes payable                                                                 7,887             6,507
     Accounts payable and other current liabilities                                       9,752             9,861
     Deferred revenue                                                                     3,203             4,456
                                                                                     ----------     -------------
          Total liabilities                                                              33,112            32,675

                              SHAREHOLDERS' EQUITY
Total Shareholders' equity                                                              169,481           153,406
                                                                                     ----------     -------------

Total liabilities and shareholders' equity                                             $202,593          $186,081
                                                                                     ==========     =============